Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 30, 2025, and May 10, 2024, relating to the financial statements of BRB Foods Inc. as of December 31, 2024, and 2023 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

/s/ Russell Bedford GM Auditores

Independentes S/S

Barueri, SP,

Brazil

August 04, 2025